Exhibit 99.1

Company Contacts:	Investor Contact:
Angela Cincotta	Sharon Merrill Associates
(978) 656-3594	(617) 542-5300
acincotta@trcsolutions.com	trr@investorrelations.com

Catherine Stanley (978) 656-3538 cstanley@trcsolutions.com

TRC Announces the Departure of President Mike Salmon

LOWELL, MASS. — April 8, 2010 — TRC Companies, Inc. (NYSE: TRR) today announced that President Michael C. Salmon is leaving the Company, effective immediately, to pursue other opportunities.  Mr. Salmon joined TRC in 1997 and served as President since 2007.  Plans to fill the role of President and/or COO have not been finalized.  In the interim, Mr. Salmon’s responsibilities will be assumed by the executive management team including Chris Vincze, Chairman and Chief Executive Officer.

Mr. Vincze stated, “Mike has been a distinguished leader and contributor, both within TRC and to the industry at large, during his time with our organization.  He helped to pioneer the concept of environmental risk transfer projects and launch TRC’s Exit Strategy® Program.  As we continue to offer the Exit Strategy risk transfer service in the future, we plan to maintain a close relationship with Mike as an outside resource to help our clients achieve their objectives.  We thank Mike for his many years of steadfast service.”

“I am proud of my association with TRC,” said Mr. Salmon. “While I look forward to new opportunities, I am also glad to maintain my relationship with TRC and its Exit Strategy Program.”

About TRC

A pioneer in groundbreaking scientific and engineering developments since the 1960s, TRC is a national engineering consulting and construction management firm that provides integrated services to the energy, environmental and infrastructure markets. TRC serves a broad range of clients in government and industry, implementing complex projects from initial concept to delivery and operation. TRC delivers results that enable clients to achieve success in a complex and changing world. For more information, visit TRC’s website at www.TRCsolutions.com.

TRC

650 Suffolk Street  •  Lowell, Massachusetts 01854

Telephone 978-970-5600  •  Fax 949-453-1995

Forward-Looking Statements

Certain statements in this press release may be forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. You can identify these statements by forward-looking words such as “may,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” or other words of similar import. You should consider statements that contain these words carefully because they discuss our future expectations, contain projections of our future results of operations or of our financial condition, or state other “forward-looking” information. We believe that it is important to communicate our future expectations to our investors. However, there may be events in the future that we are not able to accurately predict or control and that may cause our actual results to differ materially from the expectations we describe in our forward-looking statements. Investors are cautioned that all forward-looking statements involve risks and uncertainties, and actual results may differ materially from those discussed as a result of various factors, including, but not limited to, the availability and adequacy of insurance; the uncertainty of our operational and growth strategies; circumstances which could create large cash outflows, such as contract losses, litigation, uncollectible receivables and income tax assessments, including potential payments related to our ongoing IRS audit, if not resolved successfully; regulatory uncertainty; the availability of funding for government projects; the level of demand for our services; product acceptance; industry-wide competitive factors; the ability to continue to attract and retain highly skilled and qualified personnel; and general political or economic conditions.  Furthermore, market trends are subject to changes, which could adversely affect future results. See additional discussion in our Annual Report on Form 10-K for the fiscal year ended June 30, 2009, Quarterly Reports on Form 10-Q, and other factors detailed from time to time in our other filings with the Securities and Exchange Commission.